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                                   EXHIBIT 10(an)
                          AMENDED STOCK OPTION AGREEMENT

     THIS AMENDED STOCK OPTION AGREEMENT (the "Amendment") is made and entered into as of April 11, 1995 (the "Effective Date"), by and between AMRESCO, INC., a Delaware corporation, formerly known as BEI Holdings, Ltd., (the "Company") and Bruce W. Schnitzer, an individual resident of the State of New York ("Optionee").

     WHEREAS, effective April 17, 1990, the Company and Optionee entered into that certain Stock Option Agreement (the "Agreement") whereby the Company granted Optionee the option and right to purchase certain common stock of the Company k(the "Option") subject to the terms and conditions set forth therein.

     WHEREAS, the Company continues to recognize the meritorious service and tangible contributions of Optionee to the Company. As a result of such service and contribution, the Company desires, on the terms and conditions set forth in the Agreement and herein, to extend the term of the Option for a period of five (5) years.

     NOW, THEREFORE, in consideration of the mutual premises, renewal of the covenants and agreements set forth in the Agreement, and other good and valuable consideration, the adequacy and sufficiency which are hereby acknowledged, the parties agree as follows:

     Article I Section 1.3 of the Agreement shall be deleted and replaced in its entirety with the following:

     "1.3 TERM OF OPTION: TERMINATION. The Option and this Agreement, except the provisions of Section 7.7 shall terminate and lapse at 12:00 midnight, Atlanta, Georgia time, on April 16, 2000 (the "Termination Time") and neither shall be of any further force or effect thereafter."

    Except for the modifications expressly stated herein, the terms, covenants, provisions and conditions of the Agreement are not modified or amended by this Amendment and remain in full force and effect.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Optionee has executed this Amendment all as of the day and year first above written.

                                       AMRESCO, INC.

                                       By: /s/ Robert H. Lutz, Jr.
                                           -------------------------------
                                           Robert H. Lutz., Jr
                                           Chairman of the Board
                                           and Chief Executive Officer



                                           /s/ Bruce W. Schnitzer
                                           --------------------------------
                                           BRUCE W. SCHNITZER